Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on February 5, 2013
Burr Ridge, Illinois – (January 31, 2013) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2012 results in a conference call and webcast for stockholders and analysts on Tuesday, February 5, 2013 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (800) 591-6942 using participant passcode 22981731. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on March 5, 2013 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Stockholder Information” section, on February 1, 2013.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 20 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2012, BankFinancial had total assets of $1.500 billion, total loans of $1.080 billion, total deposits of $1.278 billion and stockholders’ equity of $198 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234